Exhibit 99.2



PERSONS WHO MAY BE DEEMED IN CONTROL OF POWER TECHNOLOGY INVESTMENT
CORPORATION


      Set forth below is the (i) name, (ii) principal business address and (iii) citizenship or place of organization of each person who may be deemed, for purposes of this Statement, to control the Reporting Person.


(i)       Power Corporation of Canada
(ii)      751 Square Victoria, Montreal (Quebec), Canada H2Y 2J3
(iii)     Canada


(i)       Gelco Enterprises Ltd.
(ii)      40 Wellington Row, P.O. Box 6850, Station A, St. Johns,
          New Brunswick, Canada E2L 453
(iii)     Canada


(i)       Nordex Inc.
(ii)      40 Wellington Row, P.O. Box 6850, Station A, St. Johns,
          New Brunswick, Canada E2L 453
(iii)     Canada


(i)       Paul G. Desmarais
(ii)      751 Square Victoria, Montreal (Quebec), Canada H2Y 2J3
(iii)     Canada